Exhibit 10.2

[***] Portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

PUBLIC HEALTH SERVICE

PATENT LICENSE-NON-EXCLUSIVE

and

BIOLOGICAL MATERIALS LICENSE-NON-EXCLUSIVE

This Agreement is based on the model Patent License Non-exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Institute of Allergy and Infectious Diseases

an Institute or Center (hereinafter referred to as the “NIAID”) of the

NIH

and

Noachis Terra Inc.,

hereinafter referred to as the “Licensee”,

having offices at 15 East Putnam Ave. Suite 363, Greenwich, CT 06830,

created and operating under the laws of Delaware.

Tax ID No.: 84-4905774

For the IC internal use only:

License Number: TBD

License Application Number: A-211-2020

Serial Number(s) of Licensed Patent(s) or Patent Application(s): See Appendix A.

Licensee: Noachis Terra Inc.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):

N/A

Additional Remarks:

N/A

Public Benefit(s): This license will benefite public health by allowing for development of a SARS-CoV-2 vaccine.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D ((Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 2 of 26 [Final] [Noachis Terra] [12 March 2020]

The NIAID and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2	By assignment of rights from the NIAID employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the NIAID.

1.3	The Secretary of HHS has delegated to the NIAID the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 C.F.R. Part 404.

1.4	The NIAID desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1	[***]

2.2	“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.3	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.4	[***]

2.5	[***]

2.6	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.7	“First Commercial Sale” means the initial transfer by or on behalf of the Licensee of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.8	“FDA” means the Food and Drug Administration.

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2.9	“Government” means the Government of the United States of America.

2.10	[***]

2.11	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.12	[***]

2.13	“Licensed Patent Rights” shall mean:

(a) Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.8(a):

(i) continuations-in-part of 2.8(a);

(ii) all divisions and continuations of these continuations-in-part;

(iii) all patents issuing from these continuations-in-part, divisions, and continuations;

(iv) priority patent application(s) of 2.8(a); and

(v) any reissues, reexaminations, and extensions of all these patents;

(c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.8(a): all counterpart foreign and U.S. patent applications and patents to 2.8(a) and 2.8(b), including those listed in Appendix A; and

(d) Licensed Patent Rights shall not include 2.8(b) or 2.8(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.8(a).

2.14	“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.15	“Licensed Products” means (a) tangible materials, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or [***]

2.16	“Licensed Territory” means the geographical area identified in Appendix B.

2.17	[***]

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	2.18	“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, and on its payroll, or for the cost of collections.

	2.19	[***]

	2.20	[***]

	2.21	[***]

	2.22	[***]

	2.23	“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

	2.24	[***]

(a) [***];

(b) [***]; or

(c) [***].

	2.25	[***]

	2.26	[***]

	2.27	[***]

3.	GRANT OF RIGHTS

	3.1	The NIAID hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

	3.2	[***]

	3.3	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 5 of 26 [Final] [Noachis Terra] [12 March 2020]

4.	SUBLICENSING

	4.1	The Licensee has no right to sublicense.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

	5.1	Prior to the First Commercial Sale, the Licensee agrees to provide the NIAID with reasonable quantities of Licensed Products or materials made through the Licensed Processes for NIAID research use.

	5.2	The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the NIAID.

6.	ROYALTIES AND REIMBURSEMENT

	6.1	The Licensee agrees to pay the NIAID a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

	6.2	The Licensee agrees to pay the NIAID a minimum annual royalty as set forth in Appendix C.

	6.3	The Licensee agrees to pay the NIAID earned royalties as set forth in Appendix C.

	6.4	The Licensee agrees to pay the NIAID benchmark royalties as set forth in Appendix C.

	6.5	A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a) the application has been abandoned and not continued;

(b) the patent expires or irrevocably lapses; or

(c) the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

	6.6	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

	6.7	On sales of Licensed Products by the Licensee made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

	6.8	[***]

	6.9	With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIAID prior to the effective date of this Agreement, the Licensee shall pay the NIAID, as an additional royalty, within [***] of the NIAID’s submission of a statement and request for payment to the Licensee, an amount equivalent to [***] the unreimbursed patent expenses previously paid by the NIAID. [***]

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 6 of 26 [Final] [Noachis Terra] [12 March 2020]

	6.10	With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIAID on or after the effective date of this Agreement, the NIAID, at its sole option, may require the Licensee:

(a) to pay the NIAID on an annual basis, within sixty (60) days of the NIAID ‘s submission of a statement and request for payment, a royalty amount equivalent to these unreimbursed expenses paid during the previous calendar year(s);

(b) to pay these unreimbursed expenses directly to the law firm employed by the NIAID to handle these functions. However, in this event, the NIAID and not the Licensee shall be the client of the law firm; or

(c) under exceptional circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the NIAID with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

	6.11	The NIAID agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the NIAID has requested payment from the Licensee under Paragraphs 6.8 and 6.9. The Licensee agrees that all information provided by the NIAID related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a third party except as required by law or a court of competent jurisdiction.

	6.12	The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon sixty (60) days written notice to the NIAID and owe no payment obligation under Paragraph 6.9 for patent-related expenses paid in that country after the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

	7.1	The NIAID agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

8.	RECORD KEEPING

	8.1	The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the NIAID. These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the NIAID, by an accountant or other designated auditor selected by the NIAID for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the NIAID information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then the Licensee shall reimburse the NIAID for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.7. All royalty payments required under this Paragraph shall be due within sixty (60) days of the date the NIAID provides the Licensee notice of the payment due.

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9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

	9.1	Prior to signing this Agreement, the Licensee has provided the NIAID with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

	9.2	The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The NIAID also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for such differences. In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the NIAID may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the NIAID to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the NIAID. The NIAID shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.

	9.3	The Licensee shall report to the NIAID the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] of such occurrences.

	9.4	The Licensee shall submit to the NIAID, within sixty (60) days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.12 to determine Net Sales made under Article 6 to determine royalties due.

	9.5	Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the NIAID at its address for Agreement Notices indicated on the Signature Page.

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	9.6	The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

	9.7	Additional royalties may be assessed by the NIAID on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month. This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by the NIAID of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the NIAID from exercising any other rights it may have as a consequence of the lateness of any payment.

	9.8	All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the NIAID under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE

	10.1	The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D.

	10.2	[***]

	10.3	Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

	10.4	The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs.

	10.5	The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

	10.6	The Licensee agrees to supply, to the Technology Transfer and Intellectual Property Office, NIAID, at the mailing address 5601 Fishers Lane, Suite 6D, Rockville, MD 20852 3804 U.S.A. for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, the NIH with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

	11.1	The NIAID and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

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	11.2	In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the NIAID, the NIAID agrees to notify the Licensee that an action alleging invalidity has been brought. The NIAID does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee’s payment of all costs incurred by the Government as a result of the Licensee’s joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

	12.1	The NIAID offers no warranties other than those specified in Article 1.

	12.2	The NIAID does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

	12.3	THE NIAID MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

	12.4	[***]

	12.5	The NIAID does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

	12.6	The Licensee shall indemnify and hold the NIAID, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a) the use by or on behalf of the Licensee, its directors, employees, or third parties of any Licensed Patent Rights; or

(b) the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

	12.7	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

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13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

	13.1	This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.15 are not fulfilled, and shall extend [***] to the later of (a) twenty (20) years from the First Commercial Sale where no Licensed Patent Rights exist or have ceased to exist, or (b) to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

	13.2	In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the NIAID may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

	13.3	In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the NIAID in writing.

	13.4	The Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving the NIAID sixty (60) days written notice to that effect.

	13.5	The NIAID shall specifically have the right to terminate or modify, at its option, this Agreement, if the NIAID determines that the Licensee:

		(a)	is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the NIAID’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;

		(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

		(c)	has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

		(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

		(e)	is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;

		(f)	cannot reasonably satisfy unmet health and safety needs; or

		(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

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	13.6	In making the determination referenced in Paragraph 13.5, the NIAID shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the NIAID shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the NIAID’s concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate the NIAID’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to the NIAID’s satisfaction, the NIAID may terminate this Agreement.

	13.7	The NIAID reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

	13.8	Within thirty (30) days of receipt of written notice of the NIAID’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated the NIAID official. The decision of the designated IC official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

	13.9	Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the NIAID shall become immediately due and payable upon termination or expiration. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the NIAID or provide the NIAID with written certification of the destruction thereof. The Licensee may not be granted additional NIAID licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

	14.1	Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

	14.2	This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

	14.3	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

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14.4	If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6	All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7	This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the NIAID. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the NIAID approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment

14.8	The Licensee agrees in its use of any NIAID -supplied materials to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the NIAID of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of the research or trials.

14.9	The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The NIAID neither represents that a license is or is not required or that, if required, it shall be issued.

14.10	The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the NIAID patent rights in those countries.

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 13 of 26 [Final] [Noachis Terra] [12 March 2020]

14.11	By entering into this Agreement, the NIAID does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the NIAID, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the NIAID, the FDA, HHS, or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the NIAID.

14.12	The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated NIAID official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13	Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14	Paragraphs 8.1, 9.6-9.8, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

14.15	The terms and conditions of this Agreement shall, at the NIAID’s sole option, be considered by the NIAID to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the NIAID within sixty (60) days from the date of the NIAID signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 14 of 26 [Final] [Noachis Terra] [12 March 2020]

NIH PATENT LICENSE AGREEMENT – NONEXCLUSIVE

SIGNATURE PAGE

For the NIAID:

/s/ Michael R. Mowatt, PhD	March 18, 2020
Micheal R. Mowatt, PhD	Date

Director

Technology Transfer and Intellectual Property Office, NIAID

National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:
/s/ Joseph Hernandez	March 18, 2020
Signature of Authorized Official	Date

Joe Hernandez
Printed Name

Chairman
Title

I.	Official and Mailing Address for Agreement notices:

Joseph Hernandez
Name

Chairman
Title

Mailing Address

15 E Putnam Avenue, Suite 363

Greenwich, CT 06830

Email Address:	hernandez_joe@yahoo.com

Phone:	646-303-0737

Fax:

With copy to:	Erin Henderson, Director Corporate Relations
Mailing Address:	3611 SW 63rd Lane, Gainesville, FL 32608
Phone:	404-405-6315
Email:	erin.henderson@me.com

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 15 of 26 [Final] [Noachis Terra] [12 March 2020]

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Joseph Hernandez
Name

Chairman
Title

Mailing Address:

15 E Putnam Avenue, Suite 363

Greenwich, CT 06830

Email Address:	hernandez_joe@yahoo.com

Phone:	646-303-0737

Fax:

With copy to:	Erin Henderson, Director Corporate Relations
Mailing Address:	3611 SW 63rd Lane, Gainesville, FL 32608
Phone:	404-405-6315
Email:	erin.henderson@me.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 16 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX A – Patent(s) or Patent Application(s)

Patent(s) or Patent Application(s):

US Provisional Patent Application 62/412,703 filed 25 October 2016 entitled “Prefusion coronavirus spike proteins and their use” [HHS Ref. No. E-234-2016-0-US-01]

PCT Patent Application PCT/US2017/058370 filed 25 October 2017 entitled “Prefusion coronavirus spike proteins and their use” [HHS Ref. No. E-234-2016-1-PCT-01]

EP Patent Application 17800655.7 filed 13 May 2019, entitled “Prefusions coronavirus spike proteins and their use” [HHS Ref. No. E-234-2016-1-EP-02]

US Patent Application 16/344,774 filed 24 April 2019 entitled “Prefusion coronavirus spike proteins and their use” [HHS Ref. No. E-234-2016-1-US-03]

[***]

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 17 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX B – Licensed Fields of Use and Territory

I.	Licensed Products and tangible materials:

(a)	Plasmid expressing SARS-CoV-2 stabilized spike protein (S-2P)

(b)	Plasmid expressing SARS-CoV-2 spike protein (S)

II.	Licensed Fields of Use:

Vaccines for the prevention of infection of SARS-CoV-2 in humans

III.	Licensed Territory:

Worldwide

IV.	[***]

[***]

[***]

[***]

[***]

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 18 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX C – Royalties

Royalties:

I.	The Licensee agrees to pay to the NIAID a noncreditable, nonrefundable license issue royalty in the amount of Thirty Thousand Dollars ($30,000) within sixty (60) days from the effective date of this Agreement.

II.	The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty as follows:

(a)	Thirty Thousand Dollars ($30,000) for each year prior to the First Commercial Sale. The first minimum annual royalty is due on [***]; and

(b)	Seventy Five Thousand Dollars ($75,000) for each year after the First Commercial Sale due and payable within [***] of January 1 of each calendar year and shall be credited against any earned royalties due for sales made in that year.

(c)	Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.	The Licensee agrees to pay the NIAID earned royalties of on Net Sales of [***]:

(a)	[***]:

(1)	[***];

(2)	[***];

(3)	[***]

(b)	[***]:

(1)	[***];

(2)	[***];

(3)	[***].

IV.	The Licensee agrees to pay the IC Benchmark royalties within sixty (60) days of achieving each Benchmark:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***].

(e)	[***].

(f)	[***].

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 19 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX D – Benchmarks and Performance

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved.

I.	[***]

II.	[***]

III.	[***]

IV.	[***]

V.	[***]

VI.	[***]

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 20 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX E – Commercial Development Plan

Noachis Terra believes a collaborative approach to development and commercialization of the 2019-nCoV vaccine will provide the most efficient and effective process to bring the vaccine to market in order to meet the current clinical need. Noachis Terra currently has active relationships with key partners to provide a seamless research, development and commercialization process. These partners will be engaged upon license approval and are poised to begin work immediately.

RESEARCH

Research activities for the vaccine will be required to determine the best use of the technology in delivering an effective vaccine for prevention and management of SARS-CoV-2 infection.

[***]

DEVELOPMENT

[***]

MARKETING

Background

The 2019-nCoV (SARS-CoV-2) virus was discovered in 2019 and has continued to spread around the globe. More than 87,000 people have proven positive for infection with almost 3,000 deaths reported. The virus is still being evaluated by global health organizations. As more data becomes available, a greater understanding of transmission and infectivity will be understood.

Currently, the highest rates of infection are located in China, South Korea, Iran and Italy, with a limited number of cases in other countries. Countries and corporations have taken unprecedented measures to ensure the safety of their citizens and employees. The U.S. government has implemented quarantine measures not seen in more than 50 years and some companies have cancelled global meetings, like Facebook. It has been reported that Japan is considering cancelling the 2020 Olympics.

The Trump Administration has requested a supplemental appropriation to fund not only preparation activities and materials, but also specifically additional funding to develop an effective vaccine for prevention of the spread of SARS-CoV-2.

Target Markets

There are two primary vaccine markets, public and private, depending on who the buyers and payers are.1 The public market is comprised of federal or regional governmental entities. The private market is comprised consumers or individuals and private insurance payers. There are three customers roles for vaccines: consumer, buyers and payers. Consumers are the individuals receiving the vaccine. Buyers can are the people or organizations purchasing the vaccine and can be consumers, prescribers, immunization advisory groups, governments and supra-national organizations (i.e. UNICEF or Pan American Health Organization (PAHO)). Payers are those paying for the vaccine and they can include consumers, private insurance, governmental entities and non-governmental organizations like Gavi. Gavi, as an example, pays for vaccines for or its supported countries. They are projecting to financially support 54 out of 195 countries at the end of 2020.

The overall market for the vaccine is global. At present, more than 60 countries have reported cases of 2019-nCoV infection. One of the key challenges in monitoring the spread of the 2019-nCoV virus is the lack of symptoms presented by some people with the virus; cases have been reported of transmission by individuals showing no clinical manifestations, including fever, cough, shortness of breath, muscle ache, confusion, headache, sore throat, rhinorrhoea, chest pain, diarrhea, and nausea and vomiting Therefore, it is difficult to predict the total number of infections. Comprehensive vaccination of the population can reduce community transmission and lead to herd immunity therefore protecting those unable to receive the vaccine for medical reasons.

Marketing Plan

[***]

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 21 of 26 [Final] [Noachis Terra] [12 March 2020]

IX. MARKET ANALYSIS

Describe the relevant market segment(s) the licensed technology will serve when commercialized. Include an estimated market size (estimated patient population to be treated or diagnosed) and projected growth/reduction of relevant markets during the duration of the license. Provide an estimated market share once the product is introduced, and provide sales projections based on market share analysis.

Total Market

The total global population is approximately 7.8 billion. The population broken down by age shows 8-percent are older than 65 years of age and 26-percent are 14 years of age or younger, with 50-percent between the age of 25 and 65.2 The CDC reports that 45.3-percent of adults (18 years or greater) received the influenza vaccine in the United States and that children age 6 months to 17 years had a vaccination rate of 62.3-percent. 3 The total market for the vaccine, based upon total population and approximate estimates of vaccination rates is between 1.95 billion and 3.9 billion individuals.

Market Growth

The United Nations estimates global population growth to be approximately 81 million per year and to level off at a total global population of 10.9 million by year 2100.4 Based on the population growth predictions, the overall market will grow at approximate 1-percent per year through 2040 and then begin to slowly decrease annually to 0.1-percent.

[***]

Market Segments

Highest Risk of Developing COVID-19 – Individuals 65 and older, underlying conditions of cardiovascular disease, diabetes, hypertension, cancer and chronic respiratory disease

According to the WHO, the population most at risk of severe disease and death from the SARSCoV- 2 virus are individuals over the age of 60 and individuals with underlying conditions of cardiovascular disease, diabetes, hypertension, cancer and chronic respiratory disease. 5 The highest mortality rate reported is for people 80 years of age and older at 21.9-percent. It is estimated that onset of symptoms and severe disease is one week, while death from COVID-19 occurs between 2and 8 weeks after onset of symptoms.

[***].

Health Care Workers

The next cohort most at risk of contracting SARS-CoV-2 virus are health care workers exposed to individuals with COVID-19. Health care workers are the second highest rate of developing COVID-19 resulting in severe disease.

Adults 18-64

Severity of the disease is greater as age increases, with individuals age 50-64 years at higher risk of COVID-19 than those 49 and under.

Children 17 and under

The SARS-CoV-2 virus appears to not attack children, unlike other infectious diseases like. influenza. However, cases of asymptomatic infection have been reported in children from China, potentially . Information about the transmission of the virus is still being collected and studied to determine if children can act as asymptomatic carrier of the virus and transmit to those at higher risk of developing COVID-19. [***].

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 22 of 26 [Final] [Noachis Terra] [12 March 2020]

APPENDIX F – Example Royalty Report

Required royalty report information includes:

●	License reference number (L-XXX-200X/0)
●	Reporting period
●	Catalog number and units sold of each Licensed Product (domestic and foreign)
●	Gross Sales per catalog number per country
●	Total Gross Sales
●	Itemized deductions from Gross Sales
●	Total Net Sales
●	Earned Royalty Rate and associated calculations
●	Gross Earned Royalty
●	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made
●	Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	250	62,500
1	A	UK	32	16,500
1	A	France	25	15,625
2	B	US	0	0
3	C	US	57	57,125
4	D	US	12	1,500

Total Gross Sales	153,250
Less Deductions:
Freight	3,000
Returns	7,000
Total Net Sales	143,250

Royalty Rate	8%
Royalty Due	11,460
Less Creditable Payments	10,000
Net Royalty Due	1,460

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 23 of 26 [Final] [Noachis Terra] [12 March 2020]

Appendix G – Royalty Payment Options

New Payment Options Effective March 2018

The License Number MUST appear on payments, reports and correspondence.

Credit and Debit Card Payments: Credit and debit card payments can be submitted for amounts up to $24,999. Submit your payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443.

Automated Clearing House (ACH) for payments through U.S. banks only

The IC encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443. Please note that the IC “only” accepts ACH payments through this U.S. Treasury web site.

Electronic Funds Wire Transfers: The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE:

Please provide the following instructions to your Financial Institution for the remittance of Fedwire payments to the NIH ROYALTY FUND.

Fedwire Field Tag	Fedwire Field Name	Required Information

{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)

Notes: *The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045.

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 24 of 26 [Final] [Noachis Terra] [12 March 2020]

Agency Contacts: Office of Technology Transfer (OTT) (301) 496-7057 OTT-Royalties@mail.nih.gov

Drawn on a foreign bank account via FEDWIRE:

The following instructions pertain to the Fedwire Network. Deposits made in US Dollars (USD).

Should your remitter utilize a correspondent US domestic bank in transferring electronic funds, the following Fedwire instructions are applicable.

Fedwire Field Tag	Fedwire Field Name	Required Information
{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3100}	Sender Bank ABA routing number	(enter the US correspondent bank’s ABA routing number)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)**	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)

Notes: *The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045. **Anything other than the 12 digit gateway account # will cause the Fedwire to be returned – SWIFT CODE: FRNYUS33

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 25 of 26 [Final] [Noachis Terra] [12 March 2020]

Agency Contacts:

Office of Technology Transfer (OTT)	(301) 496-7057	OTT-Royalties@mail.nih.gov

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health

P.O. Box 979071

St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

Government Lockbox SL-MO-C2GL

1005 Convention Plaza

St. Louis, MO 63101

Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health

Office of Technology Transfer

License Compliance and Administration

Royalty Administration

6011 Executive Boulevard

Suite 325, MSC 7660

Rockville, Maryland 20852

CONFIDENTIAL NIH Patent License Agreement – Nonexclusive Model 10-2015 Page 26 of 26 [Final] [Noachis Terra] [12 March 2020]